Exhibit 10.25

                                 GENERAL RELEASE

         This General Release (the "Release"), dated as of March 27, 2003, is by and between Delanet, Inc., a Delaware corporation having an address at 2 Misty Court, Newark, Delaware, and its sole shareholders, Michael Brown and Donald McIntire (collectively, Delanet, Brown and McIntire are referred to herein as the "Releasors") and Frontline Communications Corp., a Delaware Corporation with a principal place of business at One Blue Hill Plaza, 7th Floor, Pearl River, New York (the "Releasee").

         For and in consideration of the sum of Two Hundred Thousand Dollars ($200,000) cash and Three Hundred and Seventy Five Thousand (375,000) shares of common stock of the Relesee, and for other good and valuable consideration, (the "Consideration"), the Releasors hereby release and discharge the Releasee, its heirs, executors, administrators, successors and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law or equity, which the Releasors or their heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have, for, upon, or by reason of any other matter, cause or thing whatsoever may have regarding any agreement (including, but not limited to, the Asset Purchase Agreement, Promissory Note and Pledge and Security Agreement dated June 20, 2000 between Delanet, Inc. and Releasee, and the Employment Agreements dated June 20, 2000 between Brown, McIntire and the Releasee) or amendment whether oral or written, or the actions or responsibilities contemplated therein.

         The Releasors hereby acknowledge receipt of the Consideration.


         This Release represents the full agreement of the Releasors and the Releasee and may not be amended, supplemented, revised or terminated without prior written consent of both the Releasors and the Releasee.

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         We have  carefully  read  and  understand  the  foregoing  and are duly authorized to execute this Release.

Executed on this 27th day of March, 2003.



                                            Delanet, Inc.

                                            /s/
                                            -----------------------------------
                                            By: Michael Brown
                                            Title:  President



                                            Michael Brown, Individually


                                            /s/
                                            -----------------------------------


                                            Donald McIntire, Individually


                                            /s/
                                            -----------------------------------


State of Delaware
County of                           ss:

On this 27th day of March, 2003, before me personally came Michael Brown and Donald McIntire, to me known who, being duly sworn, did depose and duly acknowledged to me that they executed the Release.

                                            /s/
                                            -----------------------------------